Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-193305) and the Registration Statements on Form S-8 (File No. 333-129251, 333-168999, 333-169000, 333-183786, 333-183788, 333-183796, 333-198227, and 333-198228) of UQM Technologies, Inc. of our report dated June 7, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of UQM Technologies, Inc. for the fiscal year ending March 31, 2016.

/s/ Hein & Associates LLP

Denver, Colorado

June 7, 2016